Exhibit 10.1

Aircraft Lease and Cost Sharing and Operating Agreement Extension Amendment

October 23, 2024

Reference is made to that (i) Aircraft Lease Agreement dated July 12, 2019 (the "Lease") by and among Moelis & Company Manager LLC ("Lessor"), a Delaware limited liability company, and Kenneth D. Moelis ("Mr. Moelis"), a citizen of the United States and a resident of the State of California, and Moelis & Company Group LP ("Group LP", and together with Lessor and Mr. Moelis, the “Parties”), a Delaware limited partnership and (ii) Cost Sharing and Operating Agreement dated July 12, 2019 (the “Cost Sharing Agreement”). Mr. Moelis and Group LP are hereinafter also individually referred to as "Lessee" and collectively as "Lessees". Terms used but not defined in this agreement (the “Extension Amendment”) shall have the meanings set forth in the Lease and Cost Sharing Agreement.

For good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by the Parties hereto, the Parties agree to amend Section 3 of the Lease to extend the term of the Lease on a month to month basis renewing automatically for a period commencing on January 1, 2025 and ending on December 31, 2025; provided, however, each Party may terminate the Lease with notice to the other Parties no later than five business prior to the end of any calendar month (the extended period through which the Lease is in effect, the “Extension Period”). The Parties acknowledge and confirm that the Cost Sharing Agreement shall remain in full force and effect during the Extension Period. Except as expressly set forth herein, all terms of the Lease and Cost Sharing Agreement shall remain the same and shall have full force and effect during the Extension Period.

LESSOR:	LESSEE:
MOELIS & COMPANY MANAGER LLC	KENNETH D. MOELIS
By: Kenneth D. Moelis Name:__/s/ Kenneth D. Moelis___ Title: Managing Member	___/s/ Kenneth D. Moelis________
LESSEE:
MOELIS & COMPANY GROUP LP
By: Osamu Watanabe Name:__/s/Osamu Watanabe _______ Title: General Counsel